UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	July 10, 2012
(July 9, 2012)

BEACON ROOFING SUPPLY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50924	36-4173371
(Commission File Number)	(IRS Employer Identification No.)

One Lakeland Park Drive Peabody, MA	01960
(Address of Principal Executive Offices)	(Zip Code)

(978) 535-7668

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d)  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2012, the Board of Directors (the “Board”) of Beacon Roofing Supply, Inc. (the “Company”) voted to increase the size of the Board from seven members to nine members. To fill the vacancies created by this increase, the Board, upon the recommendation of its Nominating and Corporate Governance Committee, appointed Neil S. Novich and Richard W. Frost as new directors to serve until the 2013 annual meeting of stockholders of the Company.

Mr. Novich and Mr. Frost will be compensated for their services (pro-rated for 2012) in accordance with the Company’s compensation program for non-employee directors set forth on page 31 of the Company’s 2012 proxy statement, including participating in the Company’s 2004 Stock Plan, under which they received pro-rated annual awards of restricted stock units upon appointment.

A copy of the press release announcing the appointment of Mr. Novich and Mr. Frost is attached hereto as Exhibit 99.

Item 9.01  Financial Statements and Exhibits.

(c)            Exhibits.

Exhibit Number	Description

99	Press release dated July 10, 2012, announcing the election of Neil S. Novich and Richard W. Frost as members of the Board of Directors of Beacon Roofing Supply, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date: July 10, 2012	By:	/S/ DAVID R. GRACE
David R. Grace
EVP & Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99	Press release dated July 10, 2012, announcing the election of Neil S. Novich and Richard W. Frost as members of the Board of Directors of Beacon Roofing Supply, Inc.

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